Exhibit 99.1

Good afternoon.

Welcome to the Nuveen Investments Mortgage-Backed Securities Markets and Closed-End Funds conference call. My name is Anne Kritzmire, and I will be today’s call moderator. I am a Managing Director for Nuveen Investments Closed-End Funds.

We’re here today with Mike Garrett, Senior Vice President, portfolio manager and team leader for mortgage-backed securities at Wellington Management, the sub-adviser for two closed-end funds advised by Nuveen: the Nuveen Mortgage Opportunity Term Fund, and the Nuveen Mortgage Opportunity Term Fund 2, ticker symbols JLS and JMT.

Both of these 10-year term funds invest in non-agency residential mortgage-backed securities, commercial mortgage-backed securities, and other asset-backed securities. Each fund also has indirect MBS investments through an investment in a feeder PPIP – or Public-Private Investment Program – fund managed by Wellington Management and established under the Legacy Securities Program of the US Treasury. For more information about these funds, please visit www.nuveen.com/cef

Before we begin this conference call we would like to remind you that certain statements made during this call may be considered forward-looking statements. Actual future results or occurrences may differ significantly from those anticipated in any of these forward-looking statements due to numerous factors. These include, but are not limited to, the effects of changes in market conditions, legal and regulatory developments, and other risks and uncertainties as described more fully in the funds’ regulatory filings made with the SEC, including the funds’ annual and semi-annual reports, and that will be discussed at the end of this call. Nuveen and the closed-end funds managed by Nuveen and its affiliates undertake no responsibility to update publicly or revise any of these forward-looking statements.

For the latest public information about Nuveen funds and their markets, including both the 1st quarter 2011 market commentary and a recently published fund update, again, please visit www.nuveen.com/cef.

This call is expected to be available for replay on or before Tuesday, July 5th and will remain available for 2 weeks.

Question 1:

Mike, the Nuveen funds invest in a variety of mortgage-backed sectors. Can you briefly remind us of the strategy and sectors in which you are investing?

The Funds are designed to generate attractive total returns through opportunistic investment in mortgage-backed securities. Our investments focus on taking advantage of distressed assets and mis-priced securities, including non-agency Residential MBS, Commercial securities, Asset-backed Securities, and Agency mortgage securities. We think the opportunities in these sectors remain quite attractive, and when combined in a portfolio context, offer competitive returns for the risks taken.

One distinction between the current environment and how these markets operated in the past is the credit rating of securities in these sectors. Historically, many of these assets were rated investment grade and held by a broad array of investors, but in today’s environment, given the weakness in the economy and in housing, the supply of assets without an investment grade rating has dramatically increased. This “new” supply of downgraded assets is not being met with demand, as few investors can purchase non-investment grade securities. Further, the majority of assets we buy are not in any broadly defined bond index. Given this lack of sponsorship, these sectors typically trade with a higher yield to attract capital.

Question 2:

Since the launch of the funds in 2010, how have the fundamentals of the MBS market changed versus your expectations?

Our fundamental view is based on the expectation that this recovery will be slow and play out over a number of years. This led us to expect declining home prices, increasing defaults, significantly reduced ability to refinance and increasing loss severities. In our view, home price estimates drive the previous risk factors and are affected by employment and mortgage credit availability. The combination of these risks sets or influences the prices of many of the assets we buy.

From a fundamental standpoint, the employment picture is mixed. We currently have high unemployment; however we are slowly seeing improvement in some of the more frequent economic releases with regard to jobs. Weekly jobless claims have declined from a mid 600k peak in 2009, to the mid to high 400k range in 2010, and then to the current low 400k range in 2011.

On the housing front, delinquencies have not dramatically shifted and distressed sales of housing, while pressuring home prices, have not overwhelmed the market. The primary issue that remains outstanding is mortgage credit availability. Purchase and refinance loans are difficult to obtain. Lenders are applying tighter credit standards and requiring higher down payments. Homeowners continue to face both a difficult job market and declining home prices, which restrict purchase and refinancing activity. The combined effect pressures home prices.

Lastly, there is little competition in mortgage finance – lending — as banks and underwriters await clarity on regulatory change. This leads to little availability of loans except, from the Government Sponsored Entities (GSE) like Fannie Mae and Freddie mac, and the Government National Mortgage Association (GNMA).

Broadly speaking, economic and housing fundamentals have not deviated from our expectations. Home price declines have also been consistent with our expectations. There is a slight nuance to this. Our expected home price declines were slightly worse than what was actually observed in 2010. Why? The first time home buyer tax credit “pulled” forward home purchases. The tax credit incented buyers to enter the market in 2010. This caused home prices to do better than we estimated.

But to quote an old adage “all good things must come to an end” and when the tax credits expired, home purchases declined and home prices again resumed a trajectory more in keeping with our estimates. We believe the “bottom” in housing is still ahead of us and that housing will decline by an additional 4 to 5% from here. Our assumptions that we established in late 2009 and early 2010 still hold, however, we continue to monitor the housing sector for indications of change in the fundamentals.

Question 3:

There is a great deal of headline and regulatory risk today. What impact is this having on the sector?

While we remain constructive, we acknowledge risks to the sector coming from changes to the regulatory environment.

A hot topic revolves around the proposed definition of a qualified residential mortgage (QRM), which would be exempt from risk retention requirements for banks under the Dodd-Frank legislation. Regulators have taken a very restricitve view on what could be defined as a QRM. This appears to be in conflict with the legislative intent, as those who helped draft the legislation view recent developments as being too restricitve. Given the stringent criteria for a loan to be defined as a QRM, we believe that mortgage lending would be very constrained, available only to the most creditworthy borrowers. We anticipate the cooler heads will prevail {in Washington} and that a compromise position will ultimately be agreed upon, which will lead to quality underwriting, but not at the expense of the creation of mortgage finance.

GSE reform and the future of the financing of the US housing market has been a hot topic as well. Our view is that there will be no definitive resolution until after the next presidential election and even then, change will be implemented over a few years to lesson the impact of change. GSEs offer the vast majority of housing finance available in the system and legislators will be loath to put this system at risk given the fragility of the housing market. Longer term, our fundamental view is that the outstanding debt obligations of Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC), both debentures, and MBS, will continue to garner the market support needed to trade and be viewed as top tier rated paper.

We do not believe that new legislation will hinder that which already exists [ie, we believe it will not adversely impact these outstanding instruments]. Given the vital role that these entities play in mortgage finance, the fragility of the housing markets and the fact that these securities are broadly held by both US and non-US investors, we expect the US to continue to foster and support this sector.

Lastly, we like many, see the debt ceiling debate playing out to the bitter end and it will be a source for market volatility. However, it seems likely to be resolved with a higher debt ceiling level and some spending reform. In the short term our view is that this increases volatility, but that in the long term this is likely to fade.

Question 4:

Let’s talk about housing. How have defaults gone versus your expectations? How different is your view from consensus?

When we review our models’ expected risk factors (defaults, voluntary prepays and severities) to actual asset performance; we find that they are largely in line with our scenarios. This makes intuitive sense to us as we expect these factors to be driven by home prices and our expectations for home prices have largely been tracked by the realized levels. As mentioned previously, home prices performed slightly better than expectations in 2010 due to the home buyer tax credit. One other area of better than expected performance was in mortgage prepayments. The interest rate rally we saw in 2010 led to elevated prepayment speeds when compared to our expectations. We view this as a short term phenomena and expect long term prepayments to mirror our expectations. Broadly speaking, we believe that general market expectations are similar to our assumptions., and perhaps, they might be slightly more optimistic than we are.

Question 5:

What are you most excited about over the next 12-18 months?

We expect economic growth to be positive, but underwhelming relative to history. We expect the regulatory environment to be better defined but restrictive. Lastly, we expect investors to be cautious and slow to deploy capital. This backdrop will lead to slow progress in reducing unemployment and slow progress in improving housing. In our view, this scenario implies that assets valuations should stabilize over the next 12 to 18 months. We believe the opportunity rests between then and now. We expect higher volatility as market participants react to good and bad news.

What’s on the horizon? Discussions and uncertainty about regulation, Europe, commodity prices, China growth stories, political unrest, energy prices, an election year in the US, home prices, employment, capex, etc. We plan to use this higher expected volatility to opportunistically purchase securities we hope will benefit long-term fund shareholders.

Over the long term, we continue to believe that MBS spreads should move tighter, albeit at a slower pace than in 2009 and 2010, supported by attractive valuations, expectation for more favorable fundamentals and negative net issuance in some of these sectors. Despite considerable spread tightening of MBS and the outsized absolute returns of 2010, we continue to be constructive on these sectors for 2011. We believe that capital will slowly bleed back into residential, commercial and retail sectors, whose assets should have both favorable loss-adjusted yields and returns. Our longer-term investment thesis for the Funds remains intact

Thanks very much, Mike. Let’s open this call up to questions, now.

I anticipate we may hear some questions about the MBS market and the various sub-sectors of it, and we may also get some questions about the mortgage-backed securities closed-end funds advised by Nuveen and sub-advised by Wellington.

I’d like to remind the audience that those funds are subject to Regulation FD, so all information shared on this call will be limited to publicly available information.

Now I will turn the call over to the operator who will instruct you on the procedures for the question-and-answer session.

[Q&A session here]

Thank you for participating in today’s conference call. I’d like to take a moment to read a few disclosures:

The comments made constitute the views and opinions of the presenters based on current market conditions. Information and opinions discussed on this call may be superseded and we do not undertake to update such information. The information discussed should not be relied upon as investment advice or recommendations, and is not intended to predict the performance of any investment. Individuals should utilize other information sources when making an investment decision.

Investing entails risks and there can be no assurance that any investment or asset class will provide positive performance over any period of time.

Debt securities are subject to interest rate risk and credit risk. When interest rates rise, bond prices fall. The credit risk is heightened for below investment grade bonds. An investment in mortgage-backed securities is subject to certain other risks including, but not limited to, liquidity risks, geographical concentration risks, and prepayment risks.

Shares of closed-end funds may trade at prices higher or lower than their net asset value. The value of any closed-end fund may at any point in time be worth less than the original investment. Fund shares are not guaranteed or endorsed by any bank and are not federally insured by the Federal Deposit Insurance Corporation.

Please visit Nuveen.com/cef for updated pricing and portfolio information on our entire family of closed-end funds.